UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2009
Hypercom Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13521	86-0828608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8888 East Raintree Drive Suite 300 Scottsdale, Arizona		85260
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 480-642-5000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02  Results of Operations and Financial Condition.

On August 4, 2009, Hypercom Corporation (“Hypercom” or the “Company”) reported its results of operations for the three and six months ended June 30, 2009. A copy of Hypercom’s press release concerning the foregoing results is furnished as Exhibit 99.1.

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

As previously disclosed, Hypercom and its executive Chairman, Norman Stout, executed an amendment to Mr. Stout’s employment agreement on April 29, 2009 (the “Amendment No. 2”) to extend the term of his employment as Chairman of the Company indefinitely, effective as of June 30, 2009, subject to termination by either party with 90 days’ advance written notice (the “Notice Period”).  On August 3, 2009, in accordance with the Amendment No. 2, Hypercom provided Mr. Stout the required notice to terminate his employment as executive Chairman of Hypercom. Mr. Stout ceased to be executive Chairman of Hypercom as of August 3, 2009.  However, his employment by the Company will continue through the end of the Notice Period, November 1, 2009.

During the Notice Period, Mr. Stout will continue to receive his base salary and be eligible to receive annual bonus compensation and benefits as provided in his original employment agreement. In addition, Mr. Stout will be entitled to the following at the expiration of the Notice Period: (a) immediate vesting of all of his unvested restricted stock, if any (excluding the May 15, 2009 restricted stock grant of 120,000 shares), and his unvested options to purchase our common stock, and such options will remain exercisable until the expiration date of their original terms; and (b) payment by us for a period of 12 months following the expiration of the Notice Period of the COBRA benefits available to him, his spouse and his dependents covered by our group health plan at the expiration of the Notice Period.

At the expiration of the Notice Period, Mr. Stout will continue to serve as a director of our company for the term to which he was elected; however, he will cease to be an employee of our company and will no longer receive any compensation or benefits as an employee, except as stated herein.  Mr. Stout will also continue to serve as non-executive Chairman of the Board following the expiration of the Notice Period, and thereafter he may receive such compensation for service as Chairman of the Board as the Board may determine.  Daniel Diethelm will continue to serve as Lead Director of the Board to chair executive session meetings of the independent directors.

The forgoing description of the Amendment No. 2 is qualified in its entirety by reference to the complete terms and conditions of the Amendment No. 2 (incorporated by reference to Exhibit 10.1 to Hypercom’s Current Report on Form 8-K filed on April 30, 2009).

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated August 4, 2009 announcing Hypercom Corporation’s results of operations for the three and six months ended June 30, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 4, 2009	Hypercom Corporation

By: /s/ Thomas B. Sabol
Name: Thomas B. Sabol
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release dated August 4, 2009 announcing Hypercom Corporation’s results of operations for the three and six months ended June 30, 2009